EXHIBIT 10.9

February 10, 2005

Teknowledge Corporation1800
Embarcadero RoadPalo
Alto, CA 94303

Attention: Mr. Vic Freitas

Subject: Issuance of Termination

Reference: Subcontract 03121-5828Stop
Work Order dated December 14, 2005

Dear Mr. Freitas,

        BAE SYSTEMS Advanced Information Technologies, Inc. (formerly ALPHATECH, Inc.) has issued a Stop Work Order to Teknowledge, effective December 15, 2004, under the subject subcontract. This letter serves as notice of BAE SYSTEMS’ decision to terminate the subcontract.

        As a result of this termination, BAE SYSTEMS requests Teknowledge submit its final invoice no later than February 28, 2005. Please be aware that BAE SYSTEMS will not honor any invoiced expenses associated with Teknowledge performance of subcontract activities outside of those reasonable, allowable, and allocable costs within authorized funding limits through December 15, 2004. Please submit the final invoice to my attention.

        In addition, attached hereto is a copy of the letter and final DD254 that was sent to the attention of the Facility Security Officer at Teknowledge in Chantilly, VA on January 28, 2005. The letter requests written notice be provided to Dr. Frazier & Mr. Carr upon compliance of the requests cited – please provide a copy to myself as well.

        Thank you for your attention to this matter. Should you need additional information, please contact the undersigned at (781) 273-3388, extension 332.

Sincerely,

Tina M. Bavota

Contracts Administrator

        Cc T. Frazier